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                                                                      EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the following registration statements of Atlantic Richfield Company: Registration Statement on Form S-3 (No. 333-71293), Registration Statement on Form S-8 (No. 333-33151), Registration Statement on Form S-8 (No. 33-43830), Registration Statement on Form S-8 (No. 33-21558), Registration Statement on Form S-8 (No. 333-33153), Registration Statement on Form S-8 (No. 333-26901), Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-21160), Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-23639), Registration Statement on Form S-8 (No. 333-26901), Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-21162), Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-21553), Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-23640), Registration Statement on Form S-8 (No. 333-26901), Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-21552), and Registration Statement on Form S-8 (No. 333-33245), of our report dated February 12, 1999, on our audits of the consolidated financial statements and financial statement schedule of Atlantic Richfield Company as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K/A.

                                          PricewaterhouseCoopers LLP

Los Angeles, California
March 16, 1999